Exhibit 99.2
FOR IMMEDIATE RELEASE

Jackson Announces First Quarter Fiscal 2022 Cash Dividend of $0.55 Per Share and a $300 Million Increase to its Share Repurchase Authorization

LANSING, Mich. — March 2, 2022 — Jackson Financial Inc.1 (NYSE: JXN) (Jackson®) today announced that its Board of Directors has declared a cash dividend of $0.55 per Class A common share for the first quarter of fiscal 2022, reflecting a 10% increase over the prior quarter’s dividend. The dividend is payable on March 23, 2022 to shareholders of record at the close of business on March 14, 2022.

In addition, the Board has authorized an increase of $300 million to Jackson’s existing share repurchase authorization. When combined with the approximately $38 million of authority remaining as of February 28, 2022 under the prior authorization, Jackson now has approximately $338 million of current share repurchase authority.

Repurchases under the program may be made through open market purchases, unsolicited or solicited privately negotiated transactions, or in such other manner and at such times as management determines in compliance with applicable legal requirements. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions. Management reserves its right to amend or terminate the program at any time in its discretion.
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ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all of our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

Visit https://investors.jackson.com to view information regarding Jackson Financial Inc. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

*SQM (Service Quality Measurement Group) Contact Center Awards Program for 2004 and 2006-2020. (To achieve world-class certification, 80% or more of call-center customers surveyed must have rated their experience as very satisfied, the highest rating possible).

Jackson National Life Insurance Company is a wholly owned subsidiary of Jackson Financial Inc. Jackson Financial Inc. is a publicly traded company. Prudential plc and Athene Life Re Ltd. each hold a minority economic interest in Jackson Financial Inc. Prudential plc has no relation to Newark, New Jersey-based Prudential Financial, Inc.

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

1 Jackson Financial Inc. is a U.S. holding company and the direct parent of Jackson Holdings LLC (JHLLC). The wholly-owned subsidiaries of JHLLC include Jackson National Life Insurance Company, Brooke Life Insurance Company, PPM America, Inc. and Jackson National Asset Management, LLC.

SAFE HARBOR STATEMENT
This press release may contain certain statements, other than those relating to historical facts, that constitute “forward-looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance, are subject to a number of assumptions, and are inherently susceptible to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Reference is made to our Form 10 registration statement and reports filed with the U.S. Securities and Exchange Commission for a discussion of risks and uncertainties that we face and could affect our forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions. There can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Any forward-looking statements reflect Jackson’s views and assumptions as of the date of this press release and Jackson disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

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Media Contact:
Patrick Rich
patrick.rich@jackson.com

Investor Relations Contact:
Andrew Campbell
andrew.campbell@jackson.com

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